                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        PACIFICARE HEALTH SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        PACIFICARE HEALTH SYSTEMS, INC.
                             3120 LAKE CENTER DRIVE
                          SANTA ANA, CALIFORNIA 92704
                                 (714) 825-5200

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 1998

        TO THE SHAREHOLDERS OF PACIFICARE HEALTH SYSTEMS, INC.:

     The Annual Meeting of Shareholders of PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), will be held at the PacifiCare Health Systems Learning and Conference Center, 3515 Harbor Blvd., Costa Mesa, California 92626 on Thursday, June 25, 1998 at 10:00 a.m., Pacific Daylight Savings Time, to vote upon the following matters:

     (1) To elect four Directors of the Company;

     (2) To approve the Amended 1997 Premium Priced Stock Option Plan of PacifiCare Health Systems, Inc.; and

     (3) To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Proxy Statement is being mailed to the holders of the Class A Common Stock, Class B Common Stock and Series A Preferred Stock. Only the holders of Class A Common Stock are entitled to vote at the June 25, 1998 Annual Meeting of Shareholders and will receive a Proxy Card. The Proxy Statement is being mailed to the holders of the Class B Common Stock and Series A Preferred Stock for informational purposes only.

     The Board of Directors has fixed the close of business on April 27, 1998 as the record date. Holders of record of the Class A Common Stock, as of that date, are entitled to vote at the meeting. The Company invites the holders of all classes of stock to attend the meeting in person.

     To the Holders of Class A Common Stock: Your attention is directed to the accompanying Proxy Statement and Proxy Card. The Company invites you to attend the meeting in person but whether or not you intend to be present, you are requested to check the appropriate boxes, sign, date and return the enclosed Proxy Card as promptly as possible so that your shares may be represented. A return envelope is enclosed for that purpose. Even if you have given your proxy, you may vote in person if you attend the meeting.

                                          By order of the Board of Directors

                                          [SIG]

                                          Terry O. Hartshorn
                                          Chairman of the Board

Santa Ana, California
April 28, 1998

                              PROXY STATEMENT FOR

                       ANNUAL MEETING OF SHAREHOLDERS OF
                        PACIFICARE HEALTH SYSTEMS, INC.
                          TO BE HELD ON JUNE 25, 1998

                  APPROXIMATE DATE OF MAILING PROXY STATEMENT
                           AND PROXY TO SHAREHOLDERS
                                  MAY 15, 1998

PROXY SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PacifiCare(R) Health Systems, Inc., a Delaware corporation (the "Company" or "PacifiCare") in the form of the accompanying proxy card (the "Proxy Card"), to be used at the Annual Meeting of Shareholders to be held on June 25, 1998 (the "Annual Meeting").

     The Proxy Statement is being mailed to the holders of the Company's Class A Common Shares, par value $0.01 per share (the "Class A Common Stock"), the Class B Common Shares, par value $0.01 per share (the "Class B Common Stock"), and the Series A Cumulative Convertible Preferred Shares, par value $0.01 per share (the "Series A Preferred Stock"). The Class A Common Stock together with the Class B Common Stock shall hereinafter be referred to as the "Common Stock." Only the holders of the Class A Common Stock are entitled to vote at the Annual Meeting and will receive a Proxy Card. This Proxy Statement is being mailed to the holders of the Series A Preferred Stock and Class B Common Stock for informational purposes only.

     To the Holders of Class A Common Stock: It is important that your shares of Class A Common Stock be represented at the Annual Meeting whether or not you plan to attend. Accordingly, you are asked to sign, date and return the Proxy Card to ensure that your shares of Class A Common Stock are voted. Shares cannot be voted at the meeting unless the shareholder is represented by proxy or is present in person. The shares of Class A Common Stock represented by the proxy will be voted in accordance with the specifications or other indications set forth on the Proxy Card.

     The shareholder appointing a proxy has the power to revoke the appointment by a later appointment received by the Company or by giving notice of revocation to the Company in writing or by voting at the annual meeting. Any vote taken prior to a revocation is not affected by such revocation. Attendance at the annual meeting will not in itself revoke a proxy. A revocable appointment of proxy is not revoked by the death or incompetency of the shareholder, unless, before the vote is taken or the authority is otherwise exercised, written notice of such death or incompetency is received by the Company from the executor or administrator of the estate of such shareholder or from the fiduciary having control of the shares in respect of which the proxy was appointed.

VOTING SECURITIES

     On April 27, 1998, there were 14,818,144 shares of Class A Common Stock of the Company issued and outstanding and entitled to vote. Only those shareholders of record of the Class A Common Stock at the close of business on April 27, 1998 will be entitled to vote at the Annual Meeting. Each outstanding share of Class A Common Stock is entitled to one vote on all matters properly brought before the meeting. A majority of voting shares present in person or voting by proxy and entitled to vote, is required for adoption of the Premium Priced Plan (as defined herein) and a plurality of shares voting may elect all of the Directors. Abstentions will be counted towards the tabulations of votes cast on proposals and will have the same effect as negative votes and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted for any purpose in determining whether a matter is approved.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), members of the Board of Directors are divided into three classes: Class I, Class II and Class
III. The terms of the Directors in each of these three classes are staggered and Directors in each of the three classes hold office for a three-year term until their successors have been duly elected and qualified. The number of authorized members of the Company's Board of Directors is 12.

     There are four nominees to be elected as Directors at the Annual Meeting. It is the intention of the person(s) named in the Proxy Card to vote the proxies in favor of the election of Directors of the four nominees named below unless the authority is withheld in accordance with the instructions on the Proxy Card. All of the nominees are presently Directors of the Company. In the event the nominees named below refuse or are unable to serve as Directors (which is not anticipated), the persons named as proxies reserve full discretion to vote for any or all persons as may be nominated by the Board. Each person nominated for election has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

     Jack R. Anderson, Terry O. Hartshorn, Warren E. Pinckert II and Jean Bixby Smith are standing for reelection as Class III Directors at the Annual Meeting. If reelected, Messrs. Anderson, Hartshorn and Pinckert and Ms. Smith will serve as Class III Directors for a three-year term which expires as of the 2001 Annual Meeting.

     Bradley C. Call, David R. Carpenter, David A. Reed and Lloyd E. Ross were elected as Class II Directors at the 1996 Annual Meeting and are serving as Class II Directors for a term which expires as of the 1999 Annual Meeting.

     Craig T. Beam, Richard M. Burdge, Sr., Alan R. Hoops and Gary L. Leary were elected as Class I Directors at the 1996 Annual Meeting and are serving as Class I Directors for a term which expires as of the 2000 Annual Meeting.

     Proxies cannot be voted for a greater number of persons than the number of nominees.

     The following sets forth, as of the date hereof, information concerning the four nominees for election as Directors of the Company.

          DIRECTOR                    POSITION WITH COMPANY (OTHER THAN AS A DIRECTOR), IF ANY;
        NAME AND AGE          SINCE       PRESENT PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
        ------------          -----   ---------------------------------------------------------
Jack R. Anderson, 73          1997    Mr. Anderson was a Director of FHP International
                                      Corporation ("FHP") from 1994 until February 1997 when
                                      FHP was acquired by the Company. Mr. Anderson was
                                      Chairman of the Board of Directors of TakeCare, Inc. from
                                      1988 to June of 1994 when it was acquired by FHP. He has
                                      been President of Calver Corporation, a health care
                                      consulting and investing firm, and a private investor
                                      since 1982. Mr. Anderson currently serves on the Boards
                                      of Directors of Horizon Mental Health Management, Inc.
                                      and United Dental Care, Inc.
Terry O. Hartshorn, 53        1985    Mr. Hartshorn has been Chairman of the Board of Directors
                                      of the Company since April 1993. Mr. Hartshorn was
                                      President and Chief Executive Officer of UniHealth* from
                                      April 1993 to February 1997. Mr. Hartshorn has served as
                                      a Director of Apria HealthCare Group Inc., a provider of
                                      home health care products and services, since 1991. Mr.
                                      Hartshorn is the Chairman of the Governance and
                                      Nominating Committee of PacifiCare.
Warren E. Pinckert II, 54     1985    Mr. Pinckert has been President, Chief Executive Officer
                                      and a Director of Cholestech Corporation, a medical
                                      device manufacturing firm, since June 1993 and has served
                                      in various other positions with Cholestech since 1989.
                                      Mr. Pinckert is a member of the Company's Compensation
                                      and Special Opportunities Committees and is Chairman of
                                      the Company's Audit/Finance Committee. Mr. Pinckert is a
                                      certified public accountant.
Jean Bixby Smith, 60          1995    Ms. Smith has been Chairman of Bixby Land Company since
                                      January 1994 and President of Alamitos Land Company since
                                      March 1991, both of which are engaged in the development
                                      and management of commercial and industrial real estate.
                                      Ms. Smith served as President of Bixby Land Company from
                                      January 1994 until February 1997. Ms. Smith has also been
                                      a Director of UniHealth since 1988. Ms. Smith is a member
                                      of the Company's Governance and Nominating Committee and
                                      Real Estate Committee.

---------------
* UniHealth is the single largest holder of the Company's Class A Stock.

     The Board of Directors has established: (i) the Audit/Finance Committee;
(ii) the Compensation Committee; (iii) the Governance and Nominating Committee;
(iv) the Special Opportunities Committee; and (v) the Real Estate Committee. The Audit/Finance Committee, composed of Messrs. Pinckert, Reed, and Ross, meets with the Company's independent auditors, makes recommendations to the Board of Directors concerning acceptance of the reports of such auditors and the accounting policies and procedures of the Company and reviews financial plans and operating results of the Company. The Audit Committee held 11 meetings during 1997. The Compensation Committee, composed of Messrs. Carpenter, Pinckert and Ross, meets with management and makes recommendations to the Board of Directors concerning officer and key employee compensation and contributions to be made by the Company to the Company's employee benefit and performance incentive plans. The Compensation Committee met seven times during 1997. The Governance and Nominating Committee, composed of Messrs. Hartshorn and Ross and Ms. Smith, evaluates the performance of each member of the Board and each committee, reviews the composition of the Board and the structure of each committee and nominates new members to the Board. The Governance and Nominating Committee held two meetings during 1997. The Governance and Nominating Committee does not consider nominees recommended by shareholders of the Company. The Special Opportunities Committee, composed of Messrs. Beam, Pinckert, Reed and Ross, evaluates strategic alliances and transactions for the Company. The Special Opportunities Committee held two meetings during 1997. The Real Estate Committee, composed of Messrs. Ross and Beam and Ms. Smith, reviews leases, acquisitions and dispositions of real property and makes recommendations to the Board of Directors concerning significant real property transactions. The Real Estate Committee held one meeting during 1997.

     During 1997, the Board of Directors held eight meetings. No Director, except for Mr. Call, attended fewer than 75 percent of the aggregate of (a) the total number of meetings of the Board of Directors, and (b) the total number of meetings held by all Committees of the Board on which they served.

     As part of the acquisition of FHP (the "FHP Acquisition"), the Company was required to appoint two FHP designees to the Company's Board of Directors. The FHP designees to the Company's Board were required to: (i) be appointed to different classes; (ii) begin to serve within 60 days of the effectiveness of the FHP Acquisition; (iii) remain as Directors until their successors have been duly elected or until their earlier death, removal, or resignation; and (iv) serve a minimum of three years. If, prior to the end of such three-year period, either FHP designee is unable to serve as a Director or is no longer qualified to serve as a Director, the remaining Director (or his successor) shall select a replacement nominee (which nominee shall be satisfactory to the Company's Board of Directors) to serve the remaining term. The FHP designees to the Company's Board of Directors are Jack Anderson and Richard Burdge.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the names of those shareholders known to the Company to be the beneficial owners (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of more than five percent of the Company's outstanding shares of Class A Common Stock as of March 31, 1998.

                                                           AMOUNT AND
                                                           NATURE OF                PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP          OF CLASS
         ------------------------------------         --------------------          --------
  UniHealth(1)                                             5,909,500                 39.8%
  3400 Riverside Drive
  Burbank, CA 91505

  Franklin Mutual Advisors, Inc                            1,451,110(2)               9.8%
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078

  The Capital Group Companies, Inc                         1,169,110(3)               7.9%
  333 South Hope Street
  Los Angeles, CA 90071

  Vanguard/Windsor Funds, Inc. -- Windsor Fund             1,126,300(4)               7.6%
  Post Office Box 2600
  Valley Forge, PA 19482

  United States Steel and Carnegie Pension Fund            1,106,462(5)               7.4%
  767 Fifth Avenue
  New York, NY 10153

---------------
(1) UniHealth, a California nonprofit public benefit corporation, is the parent corporation in a multi-state health care delivery system consisting of nonprofit medical centers and for-profit health care companies. UniHealth has stated its intent to maintain a significant interest in the Company as its single largest holder of Class A Common Stock. Shares beneficially owned as of March 13, 1998 according to information provided by UniHealth.

(2) Number of shares beneficially owned as of January 7, 1998 according to a
    Schedule 13D filed with the Securities and Exchange Commission ("SEC").

(3) Number of shares beneficially owned as of February 12, 1998 according to a
    Schedule 13G filed with the SEC.

(4) Number of shares beneficially owned as of February 11, 1998 according to a
    Schedule 13G filed with the SEC.

(5) Number of shares beneficially owned as of January 23, 1998 according to a
    Schedule 13G filed with the SEC.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of the Company's equity securities which are beneficially owned as of March 16, 1998, by: (1) each of the Directors and nominees of the Company; (2) the Named Executive Officers (as defined herein); and (3) all Executive Officers (as defined in Section 3b-7 of the Exchange Act) and Directors of the Company as a group.

                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                      --------------------------------------------------------------
                                           CLASS A               CLASS B               SERIES A
                                       COMMON STOCK(2)      COMMON STOCK(3)(4)     PREFERRED STOCK
                                      ------------------    ------------------    ------------------
                                       NUMBER      % OF      NUMBER      % OF      NUMBER      % OF
      NAME OF BENEFICIAL OWNER        OF SHARES    CLASS    OF SHARES    CLASS    OF SHARES    CLASS
      ------------------------        ---------    -----    ---------    -----    ---------    -----
Terry O. Hartshorn..................    168,000      1.1%     137,527        *            *
Alan R. Hoops.......................    189,604      1.3%     253,719        *           --        *
Jack R. Anderson(5).................     48,091        *      611,830     2.2%    1,235,897     11.8%
Craig T. Beam.......................        400        *          131        *          350        *
Richard M. Burdge, Sr.(6)...........      2,688        *      148,299        *      371,052      3.5%
Bradley C. Call.....................         --        *           --        *           --        *
David R. Carpenter..................      6,900        *       16,450        *           --        *
Gary L. Leary.......................      7,219        *       16,150        *           --        *
Warren E. Pinckert II...............      7,216        *       11,466        *           --        *
David A. Reed.......................        550        *        7,450        *           --        *
Lloyd E. Ross.......................      1,500        *       11,150        *           --        *
Jean Bixby Smith....................        575        *        3,675        *           --        *
Jeffrey M. Folick...................      1,000        *      148,792        *           --        *
Wayne B. Lowell.....................      9,300        *       91,675        *           --        *
Eric D. Sipf(7).....................     10,511        *       39,010        *           --        *
Jon R. Wampler......................      3,750        *       73,957        *           --        *
All Executive Officers and Directors
  as a group (31 persons)...........    488,157      3.3%   1,827,551     6.5%    1,607,299     15.3%

---------------
 *  Less than one percent of class.

(1) Information with respect to the beneficial ownership is based on information furnished to the Company by each person in this table. Each shareholder included in the table has sole voting and dispositive power with respect to the shares of equity securities shown to be beneficially owned by the shareholder. Most of the shareholders included in this table reside in states having community property laws under which the spouse of the shareholder, in whose name the securities are registered, may be entitled to share in the management of their community property, which may include the right to vote or dispose of the shares of equity securities.

(2) Includes stock options of Class A Common Stock exercisable within 60 days for the following named individuals and group, and number of shares: Mr. Hartshorn, 45,000 shares; Mr. Hoops, 40,000 shares; Mr. Carpenter 6,900 shares; Mr. Leary, 6,900 shares; Mr. Pinckert, 6,900 shares; Mr. Ross, 1,500 shares; Mr. Wampler 3,750 shares; and all Executive Officers and Directors as a group (31 persons) 140,950 shares.

(3) Includes options of Class B Common Stock exercisable within 60 days for the following named individuals and group, and number of shares: Mr. Hartshorn, 52,500 shares; Mr. Hoops, 159,250 shares; Mr. Anderson 5,172 shares; Mr. Burdge 1,078 shares; Mr. Carpenter, 16,150 shares; Mr. Leary, 16,150 shares; Mr. Pinckert, 11,150 shares; Mr. Reed, 7,250 shares; Mr. Ross, 10,150 shares; Ms. Smith, 3,250 shares; Mr. Folick, 144,750 shares; Mr. Lowell, 91,375 shares; Mr. Sipf 5,172 shares; Mr. Wampler 72,825; and all Executive Officers and Directors as a group (31 persons) 847,252 shares. Excludes options granted under the Premium Priced Plan (as defined herein).

(4) Includes shares of Series A Preferred Stock convertible into shares of Class B Common Stock on an as if converted basis for the following named individuals and group, and number of shares: Mr. Anderson, 462,225 shares; Mr. Beam, 131 shares; Mr. Burdge, 138,773 shares; and all Executive Officers and Directors as a group (31 persons) 601,129 shares.

(5) Includes 228,670 shares of Series A Preferred Stock, 8,683 shares of Class A Common Stock and 24,147 shares of Class B Common Stock held by Mr. Anderson's wife and 452,000 shares of Series A Preferred Stock, 15,186 shares of Class A Common Stock and 47,730 shares of Class B Common Stock held by trusts of which Mr. Anderson's relatives are beneficiaries. Mr. Anderson disclaims beneficial ownership of these shares.

(6) Includes 41,718 shares of Series A Preferred Stock held by Mr. Burdge's wife and 2,688 shares of Class A Common Stock and 8,448 shares of Class B Common Stock held by trusts of which Mr. Burdge's relatives are beneficiaries. Mr. Burdge disclaims beneficial ownership of these shares.

(7) Includes 94 shares of Class A Common Stock and 298 shares of Class B Common Stock held by trusts of which Mr. Sipf's relatives are beneficiaries. Mr. Sipf disclaims beneficial ownership of these shares. Also includes shares of Class A Common Stock and Class B Common Stock held by the trustee under the FHP 401(k) Savings Plan.

              EXECUTIVE OFFICERS AND DIRECTORS OTHER THAN NOMINEES

     The following table sets forth, as of the date hereof, information concerning the Executive Officers and Directors other than nominees of the Company.

             NAME                AGE                         POSITION
             ----                ---                         --------
Alan R. Hoops..................  50    Director, President and Chief Executive Officer
Craig T. Beam..................  42    Director
Richard M. Burdge, Sr..........  70    Director
Bradley C. Call................  55    Director
David R. Carpenter.............  58    Director
Gary L. Leary..................  63    Director
David A. Reed..................  65    Director
Lloyd E. Ross..................  57    Director
Jeffrey M. Folick..............  50    Executive Vice President and Chief Operating Officer
Wayne B. Lowell................  43    Executive Vice President and Chief Financial Officer
Joseph S. Konowiecki...........  44    General Counsel and Secretary
Bradford A. Bowlus.............  42    Regional Vice President, Western Region and President
                                       and CEO of PacifiCare of California
Patrick E. Feyen...............  41    Regional Vice President, Southwest Region and
                                       President and CEO of PacifiCare of Texas, Inc.
Stephen A. Lindstrom...........  50    Regional Vice President, Desert Region and President
                                       and CEO of PacifiCare of Arizona, Inc.
Eric D. Sipf...................  49    Regional Vice President, Central Region and President
                                       and CEO of PacifiCare of Colorado, Inc.
Christopher P. Wing............  40    Regional Vice President, Northwest Region and
                                       President and CEO of PacifiCare of Washington, Inc.
Craig S. Schub.................  42    President, Secure Horizons USA, Inc.
Ronald M. Davis................  38    Senior Vice President, Operations
Robert N. Franklin.............  55    Senior Vice President, Public Affairs
Mitchell J. Goodstein..........  46    Senior Vice President, Health Care Economics
Arnold B. Hebert, Jr. .........  52    Senior Vice President, Sales and Marketing
John E. Kao....................  36    Senior Vice President, Corporate Development and
                                       Chief Financial Officer, Secure Horizons USA, Inc.
Wanda A. Lee...................  56    Senior Vice President, Corporate Human Resources
Linda M. Lyons, M.D............  48    Senior Vice President, Health Services
James A. Williams..............  51    Senior Vice President and Chief Information Officer
Mary C. Langsdorf..............  38    Vice President and Corporate Controller

     Alan R. Hoops has been a Director of the Company since 1994. Mr. Hoops has been President and Chief Executive Officer of the Company since April 1993. Mr. Hoops served as Executive Vice President and Chief Operating Officer of the Company from 1986 to April 1993.

     Craig T. Beam has been a Director of the Company since 1997. Mr. Beam is President of Beam & Associates, a real estate development and management company, including health care project management, since 1981. Mr. Beam has served as a Director of UniHealth since 1993, is a fellow of the National Health Foundation, past Chairman and a member of the Board of Directors of Martin Luther Hospital since 1982 and is past Chairman of the American Heart Association, California affiliate. Mr. Beam is a member of the Special Opportunities and Real Estate Committees.

     Richard M. Burdge, Sr. has been a Director since 1997. Mr. Burdge was a member of the FHP Board of Directors from July 1994 until February 1997. Mr. Burdge retired in 1984 as Executive Vice President of

CIGNA Corporation, a position he held from 1982 to 1984. Mr. Burdge has served as a Director of First Commonwealth since 1985.

     Bradley C. Call, a Director since 1997, has been President and Chief Executive Officer of Stellex Aerospace, Inc., a U.S. subsidiary of a Swiss real estate and industrial firm, since 1988 and a member of the Board of Directors of Stellex Aerospace, Inc. since 1988. Mr. Call has also served as a member of the Board of Directors of UniHealth since 1995 and Northridge Hospital Center since 1991.

     David R. Carpenter has been a Director of the Company since 1989. Since January 1998, Mr. Carpenter has served as Chairman and CEO of UniHealth. From February 1997 through December 1997, Mr. Carpenter served as Chairman, President and CEO of UniHealth. Since 1997, Mr. Carpenter has also served as Chairman and CEO of Paradigm Partners International, LLC. Mr. Carpenter is also President of the Darcy Company, an actuarial and insurance company, a position he has held since 1995. From 1990 through 1995, Mr. Carpenter served in various capacities for Transamerica Corporation, including Executive Vice President and Group Vice President. Mr. Carpenter is also an Ex-Officio Member of the Compensation, Strategic Planning, Nominating and Audit and Budget Committees and Governance Subcommittee of UniHealth and serves as Chairman of its Executive Committee. Mr. Carpenter is Chairman of the Company's Compensation Committee. Mr. Carpenter has served as a Director of H.F. Ahmanson & Company, parent of Home Savings of America, since 1995.

     Gary L. Leary has been a Director of the Company since 1989 and President of UniHealth since January 1998. Mr. Leary has also served as a Director of UniHealth, a member of its Executive Committee and as its General Counsel of UniHealth since 1988. From 1988 to January 1998, Mr. Leary has served in various capacities at UniHealth, including Executive Vice President and Secretary of the UniHealth Board of Directors.

     David A. Reed has been a Director of the Company since 1992. Mr. Reed currently is the President of DAR Consulting Group and serves as a special advisor to the Health Care Practice Group of Deloitte & Touche LLP. Mr. Reed served as President and Chief Executive Officer of St. Joseph Health System, a nonprofit public benefit corporation owning and operating hospitals and other health care service entities, from 1990 through December 1994. Mr. Reed is a former chairman and speaker of the House of Delegates of the American Hospital Association. Mr. Reed is a member of the Audit/Finance and Special Opportunities Committees. Mr. Reed has served as a Director of In-Vitro International since 1996.

     Lloyd E. Ross has been a Director of the Company since 1985. Mr. Ross is Managing Partner of InverMex, L.P. From February 1996 to January 1997, Mr. Ross served as Vice President/Division Manager of SMI Corporation, a division of ARB, Inc., a commercial and industrial building company and as President/ CEO of SMI Construction from 1961 to 1996. Mr. Ross is a member of the Audit/Finance, Compensation, Special Opportunities, Real Estate and Governance and Nominating Committees.

     Jeffrey M. Folick has been Executive Vice President and Chief Operating Officer of the Company since December 1994. Between July 1992 and December 1994, Mr. Folick served in various capacities for the Company, including Regional Vice President of the West, President of PacifiCare of California ("PCC") and Chief Operating Officer of PCC. Mr. Folick is a Director of Long Term Care Group, Inc.

     Wayne B. Lowell has been Executive Vice President of the Company since April 1993 and Chief Financial Officer of the Company since November 1986. Mr. Lowell served as Senior Vice President of the Company from March 1992 to April 1993. Mr. Lowell is a certified public accountant. In February 1998, Mr. Lowell announced his intent to resign as Chief Financial Officer. Mr. Lowell intends to remain with the Company for a sufficient period of time to assist the Company in finding a replacement.

     Joseph S. Konowiecki has been General Counsel of the Company since October 1989 and Secretary of the Company since April 1993. Mr. Konowiecki has been a partner of Konowiecki & Rank, a law partnership including a professional corporation, or its predecessor, since 1980 and has over 19 years of practice in business, corporate and health care law.

     Bradford A. Bowlus joined the Company in 1994 and currently serves as Regional Vice President, Western Region and President and CEO of PCC. From April 1994 through October 1997, Mr. Bowlus served in various capacities for the Company, including President and CEO of PacifiCare of Washington, Inc., President and CEO of California Dental Health Plan, Inc. and Vice President of PCC. Prior to joining the Company, Mr. Bowlus served as a director of Wellpoint Health Networks, Inc.

     Patrick E. Feyen has been Regional Vice President of the Southwest Region and President and CEO of PacifiCare of Texas, Inc. since February 1995. Mr. Feyen served as President of PacifiCare of Oklahoma from February 1995 through January 1997, as Regional Vice President of the Northwest from September 1994 to December 1994 and President and Chief Executive Officer of PacifiCare of Oregon, Inc. from October 1993 to December 1994.

     Stephen A. Lindstrom joined the Company in February 1997 and currently serves as Regional Vice President, Desert Region and President and CEO of PacifiCare of Arizona, Inc. Mr. Lindstrom has been President of PacifiCare of Arizona, Inc. formerly FHP of Arizona, Inc. since July 1995. Mr. Lindstrom joined FHP as Vice President of Sales and Marketing in 1995. From 1992 to 1995, Mr. Lindstrom was Vice President and Regional General Manager of TakeCare, Inc.

     Eric D. Sipf joined the Company in February 1997 and currently serves as Regional Vice President, Central Region. Mr. Sipf has been President and CEO of PacifiCare of Colorado, Inc., formerly FHP of Colorado, Inc. since 1996. Mr. Sipf joined FHP as a Senior Vice President Eastern Division in 1994 and served in that capacity until February 1997. From 1993 through 1994, Mr. Sipf was President of Comprecare, Inc. and TakeCare of Colorado, Inc.

     Christopher P. Wing joined the Company in 1994 and currently serves as Regional Vice President, Northwest Region and President and CEO of PacifiCare of Washington, Inc. From February 1994 through December 1997, Mr. Wing served in various capacities for the Company, including President and CEO of PacifiCare of Utah, Inc., Senior Vice President Health Services PCC and Vice President, General Manager PCC. Prior to joining the Company, Mr. Wing served as Vice President, General Manager, Educational Institutions/Public Section for Blue Cross of California, Inc.

     Craig S. Schub has been President of Secure Horizons USA, Inc. since April 1993. Mr. Schub served as Senior Vice President of the Company from December 1994 to March 1998, as Senior Vice President of PCC, Secure Horizons of California from 1992 to 1993, Vice President of PCC, Secure Horizons of Northern California from 1991 to 1992 and Director of Corporate Planning from 1990 to 1991.

     Ronald M. Davis has been Senior Vice President, Corporate Operations since June 1995. Mr. Davis served as Senior Vice President, Operations of PCC from July 1993 to July 1995 and Vice President, Operations of PCC from November 1991 to June 1993.

     Robert N. Franklin has been Senior Vice President, Public Affairs since February 1997. From 1994 to February 1997, Mr. Franklin was Senior Vice President, Public Affairs of FHP and from 1990 through 1993, he served as Vice President, Government Relations of FHP.

     Mitchell J. Goodstein currently serves as Senior Vice President, Health Care Economics. Mr. Goodstein was Regional Vice President of the Southeast Region and President of PacifiCare of Florida, Inc. from 1995 to February 1997. Prior to joining the Company, Mr. Goodstein served as Chief Executive Officer of HMO California, a licensed health care service plan, from June 1992 to August 1995.

     Arnold B. Hebert, Jr. joined the Company in 1993 and currently serves as Senior Vice President Sales and Marketing. From October 1993 through February 1998, Mr. Hebert served in various capacities for the Company, including Vice President, Sales and Marketing of PCC and Vice President, Sales and Marketing of the Company.

     John E. Kao has been Senior Vice President, Corporate Development and Chief Financial Officer, Secure Horizons USA since March 1998, and Vice President, Corporate Development since February 1997. From March 1995 to February 1997, Mr. Kao was Vice President, Corporate Development for FHP. Prior to joining FHP, Mr. Kao held numerous positions at Bank of America.

     Wanda A. Lee has been Senior Vice President, Corporate Human Resources of the Company since March 1993. From 1984 to March 1993, Ms. Lee was Vice President of Human Resources of FHP.

     Linda M. Lyons, M.D. has been Senior Vice President, Health Services since June 1996. Prior to joining the Company, Dr. Lyons served in various capacities for SCRIPPS Clinic Medical Group, including as Senior Vice President, Managed Care Operations, from January 1986 to June 1996.

     James A. Williams has been Senior Vice President and Chief Information Officer since June 1993. Prior to joining the Company, Mr. Williams served as Senior Vice President, Information Services of Sanwa Bank California from August 1992 to May 1993.

     Mary C. Langsdorf has been Vice President and Corporate Controller since February 1996. Ms. Langsdorf served as Vice President, Finance from October 1995 to February 1996 and Director of Finance from October 1989 to October 1995.

     Each Executive Officer of the Company is elected or appointed by the Board of Directors of the Company and holds office until his successor is elected, or until the earlier of his death, resignation or removal.

     The information given in this Proxy Statement concerning the Directors is based upon statements made or confirmed to the Company by or on behalf of such Directors, except to the extent that such information appears in its records.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the year ending December 31, 1997, the three-month transition period ended December 31, 1996 ("TP96"), and the fiscal years ending September 30, 1996 and 1995 the compensation for services in all capacities to the Company of those persons who were during the year ending December 31, 1997: (i) the chief executive officer; and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                  -----------------------------------------
                                            ANNUAL COMPENSATION   SECURITIES
                                            -------------------   UNDERLYING      LTIP         ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR(1)    SALARY    BONUS(2)    OPTIONS     PAYOUTS(3)   COMPENSATION(4)
  ---------------------------     -------   --------   --------   ----------   ----------   ---------------
Alan R. Hoops,..................   1997     $860,000   $     --    445,000      $     --       $123,038
  President and CEO                TP96     $152,308   $105,023     35,000      $     --       $ 34,867
                                   1996     $638,750   $400,000     30,000      $161,760       $138,592
                                   1995     $561,059   $350,000     30,000      $393,120       $102,384

Jeffrey M. Folick,..............   1997     $575,000   $     --    310,000      $     --       $ 95,943
  Exec. Vice President and COO     TP96     $108,462   $ 67,310     25,000      $     --       $ 24,872
                                   1996     $452,500   $190,350     25,000      $165,898       $100,760
                                   1995     $323,339   $269,121     90,000      $238,815       $ 76,518

Wayne B. Lowell,................   1997     $400,000   $     --    200,000      $     --       $ 48,888
  Exec. Vice President and CFO     TP96     $ 75,000   $ 41,373     15,500      $     --       $ 10,721
                                   1996     $318,750   $130,000     15,000      $ 64,960       $ 41,850
                                   1995     $293,789   $144,900     50,000      $168,758       $ 43,738

Jon R. Wampler(5),..............   1997     $436,961   $     --     25,000      $221,803       $ 78,872
  Regional Vice President          TP96     $ 75,000   $ 56,875     15,500      $     --       $ 17,146
                                   1996     $312,500   $137,638     11,200      $133,740       $101,814(6)
                                   1995     $266,825   $166,045     45,000      $107,000       $373,782(7)

Eric D. Sipf(8),................   1997     $264,992   $118,962    169,640      $     --       $ 23,310
  Regional Vice President,
     Central                       TP96     $     --   $     --         --      $     --       $     --
  Region, President & CEO of       1996     $     --   $     --         --      $     --       $     --
  PacifiCare of Colorado, Inc.     1995     $     --   $     --         --      $     --       $     --

---------------
(1) In February 1997, the Company's Board of Directors changed its fiscal year from September 30 to December 31, accordingly, the current year ended December 31, 1997.

(2) The amounts shown in this column include payments made pursuant to the Company's Management Incentive Compensation Plan (the "MICP") and include amounts awarded and accrued during the fiscal year in which they were earned but paid in the following fiscal year.

(3) Includes amounts awarded and accrued during the fiscal year in which they were earned but paid in the following fiscal year. In fiscal 1996 and 1995, 40 percent of the payments made under the Company's Long-Term Performance Incentive Plan (the "LTPIP") were paid out in stock and 60 percent of the payments made under the LTPIP were paid out in cash. For the Named Executive Officers, the cash portion equaled: $97,105 and $235,950 for Mr. Hoops; $99,568 and $143,319 for Mr. Folick; $38,997 and $101,288 for Mr. Lowell;
    and $80,307 and $64,269 for Mr. Wampler for fiscal 1996 and 1995, respectively. For the Named Executive Officers, the stock portion equaled:
    772 and 1,817 shares of Class B Common Stock for Mr. Hoops; 792 and 1,104 shares of Class B Common Stock for Mr. Folick; 310 and 780 shares of Class B Common Stock for Mr. Lowell; and 638 and 494 shares of Class B Common Stock for Mr. Wampler for fiscal 1996 and 1995, respectively. For each Named Executive Officer, the shares of Class B Common Stock were valued at $83.75 per share (the fair market value of the Class B Common Stock at the time the payment was awarded) for payments made in fiscal 1996 and at $86.50 per share (the fair market value of the Class B Common Stock at the time of payment) for payments made in fiscal 1995. No awards were made under the LTPIP to the Named Executive Officers for 1997 or TP96, except Mr. Wampler who received a discretionary payment under the LTPIP for 1997 40 percent of which was paid in stock and 60 percent was paid in cash. The cash portion equaled $133,114 and the stock portion equaled 1,217 shares of Class B Common Stock. The Class B Common Stock was valued at $72.875 (the fair market value of the Class B Common Stock at the time the payment was awarded).

(4) Amounts in this column include miscellaneous fringe benefits and contributions by the Company to the PacifiCare Health Systems, Inc. Savings and Profit Sharing Plan (the "Profit Sharing Plan"). All employees of the Company who have completed 12 months of continuous service and have worked at least 1,000 hours are eligible to participate in the Profit Sharing Plan. The Company contributed the following amounts for each employee:

        (a) An amount equal to two percent of their annual salary up to a specified maximum amount. For the Named Executive Officers, these amounts equaled: $3,200, $3,000 and $3,000 for Mr. Hoops; $3,200, $3,000
        and $3,263 for Mr. Folick; $3,200, $3,000 and $3,557 for Mr. Lowell; and $3,200, $3,000 and $4,161 for Mr. Wampler for 1997, fiscal 1996 and
        1995, respectively; and $3,000 for Mr. Sipf for 1997.

        (b) An amount equal to one half of the compensation deferred by each employee up to three percent of the employee's annual compensation up to a specified amount. For the Named Executive Officers, these amounts equaled: $4,750, $4,500 and $4,620 for Mr. Hoops; $4,750, $4,500 and
        $6,514 for Mr. Folick; $4,750, $4,500 and $5,575 for Mr. Lowell; and
        $4,750, $4,500 and $6,788 for Mr. Wampler for 1997, fiscal 1996 and
        1995, respectively; and $4,500 for Mr. Sipf for 1997.

        (c) A discretionary amount, determined solely at the discretion of the Board of Directors, from the Company's current or accumulated earnings which is generally based upon a percentage of pretax income. For the Named Executive Officers, these amounts equaled $3,494, $5,291 and $4,771 for Mr. Hoops, Mr. Folick and Mr. Lowell; and $3,494, $5,291 and $4,891 for Mr. Wampler for 1997, fiscal 1996 and 1995, respectively.

        (d) Includes amounts contributed by the Company pursuant to the Statutory Restoration Plan of the Company (the "Statutory Restoration Plan"). For the Named Executive Officers, these amounts equaled:
        $48,844, $8,885, $60,668 and $32,824 for Mr. Hoops; $40,766, $6,327,
        $40,399 and $24,729 for Mr. Folick; $24,828, $4,314, $24,072 and $22,691
        for Mr. Lowell; and $34,685, $4,375, $21,306 and $19,101 for Mr. Wampler
        for 1997, TP96, fiscal 1996 and 1995, respectively. The Statutory Restoration Plan allows participants to defer the portion of their pay that otherwise would be limited by the Company's Profit Sharing Plan and to receive excess matching contributions, profit-sharing contributions and discretionary contributions in the same percentages as those provided by the Profit Sharing Plan. Employees in the Company's two highest salary grades are eligible to participate in the Statutory Restoration Plan.

        (e) An amount equal to premiums paid by the Company for term life insurance for all employees. For the Named Executive Officers, these amounts equaled: $2,831, $572, $582 and $822 for Mr. Hoops; $2,908,
        $450, $582 and $675 for Mr. Folick; $685, $151, $366 and $498 for Mr.
        Lowell; and $1,324, $258, $392 and $300 for Mr. Wampler for 1997, TP96 and fiscal years 1996 and 1995, respectively; and $522 for Mr. Sipf for 1997. Also includes additional insurance premiums paid by the Company equal to: $2,802, $38,979 and $38,979 for Mr. Hoops; $1,532, $29,839 and
        $29,419 for Mr. Folick, and $756, $11,028 and $11,028 for Mr. Wampler for 1997, fiscal 1996 and 1995, respectively.

        (f) Includes amounts paid by the Company for excess sick time accrued. For the Named Executive Officers these amounts equaled: $53,783, $25,410, $22,138 and $17,325 for Mr. Hoops; $35,959, $18,095, $13,624
        and $7,105 for Mr. Folick; $11,931, $6,256, $4,621 and $6,601 for Mr.
        Lowell; and $27,329, $12,513, $10,587 and $1,712 for Mr. Wampler for
        1997, TP96, and fiscal 1996 and 1995, respectively; and $15,288 for Mr. Sipf for 1997.

        (g) Includes amounts paid by the Company for personal financial services. For the Named Executive Officers these amounts equaled: $3,334 and $3,433 for Mr. Hoops; $3,334 and $3,525 for Mr. Folick; and $3,334 and $2,978 for Mr. Wampler for 1997 and fiscal 1996, respectively.

(5) Mr. Wampler resigned as President of PacifiCare of California effective October 1997 and as Regional Vice President of the West as of December 31, 1997. Mr. Wampler is currently employed by the Company as an Executive Consultant.

(6) Amount includes $42,732 paid in moving expenses to Mr. Wampler.

(7) Amounts include $285,802 paid in moving expenses and $40,000 paid as a sign-on bonus to Mr. Wampler.

(8) Mr. Sipf joined the Company on February 14, 1997; therefore, amounts presented are for 1997 only.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth for the year ended December 31, 1997, the stock options granted to the Company's Named Executive Officers pursuant to the Company's 1996 Stock Option Plan for Officers and Key Employees (the "Employee Plan") and the Amended 1997 Premium Priced Stock Option Plan (the "Premium Priced Plan").


                                                                                    POTENTIAL REALIZABLE VALUE AT
                                            PERCENT                                    ASSUMED ANNUAL RATES OF
                              NUMBER OF     OPTIONS                                 STOCK PRICE APPRECIATION FOR
                              SECURITIES   GRANTED TO   EXERCISE OR                          OPTION TERM
                              UNDERLYING   EMPLOYEES     BASE PRICE    EXPIRATION   -----------------------------
            NAME              OPTIONS(1)    IN 1997     PER SHARE(2)      DATE           5%              10%
            ----              ----------   ----------   ------------   ----------   -------------   -------------
Alan R. Hoops
  Class B                       50,000(3)     1.0%        $ 83.75       02/15/07     $ 2,633,938     $ 6,674,875
                                50,000(4)     1.0%        $ 67.00       10/02/07     $ 2,107,150     $ 5,339,900
                               172,500(5)     3.5%        $ 92.50       10/07/07     $10,036,481     $25,434,263
                               172,500(6)     3.5%        $114.00       10/07/07     $12,369,285     $31,346,010
Jeffrey M. Folick
  Class B                       45,000(3)     0.9%        $ 83.75       08/02/07     $ 2,370,544     $ 6,007,388
                                30,000(4)     0.6%        $ 67.00       10/02/97     $ 1,264,290     $ 3,203,940
                               117,500(5)     2.4%        $ 92.50       10/07/07     $ 6,836,444     $17,324,788
                               117,500(6)     2.4%        $114.00       10/07/07     $ 8,425,455     $21,351,630
Wayne B. Lowell
  Class B                       15,000(4)     0.3%        $ 67.00       10/02/07     $   632,145     $ 1,601,970
                                92,500(5)     1.9%        $ 92.50       10/07/07     $ 5,381,881     $13,638,663
                                92,500(6)     1.9%        $114.00       10/07/07     $ 6,632,805     $16,808,730
Jon R. Wampler
  Class B                       25,000(3)     0.5%        $ 83.75       02/15/07     $ 1,316,969     $ 3,337,438

Eric D. Sipf
  Class B                       12,068(7)     0.2%        $ 48.85       02/15/07     $   370,809     $   939,698
                                 5,172(8)     0.1%        $ 61.75       02/15/07     $   200,884     $   509,077
                                 8,000(3)     0.2%        $ 83.75       02/15/07     $   421,430     $ 1,067,980
                                 4,400(4)     0.1%        $ 67.00       10/02/07     $   185,429     $   469,911
                                70,000(5)     1.4%        $ 92.50       10/07/07     $ 4,072,775     $10,321,150
                                70,000(6)     1.4%        $114.00       10/07/07     $ 5,019,420     $12,720,120


              CHANGE IN TOTAL MARKET VALUE OF COMPANY
AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR 10 YEARS(9)       5%             10%
-------------------------------------------------------------------  ------------   --------------
Class A, 14,793,844 shares outstanding, $50.25 per share at          $467,592,726   $1,184,964,714
  12/31/97
Class B, 27,200,651 shares outstanding, $52.38 per share at          $896,094,846   $2,270,866,749
  12/31/97

---------------
(1) Only non-qualified stock options ("NQSOs") were granted in 1997 pursuant to the Employee Plan and the Premium Priced Plan. No incentive stock options or stock appreciation rights were granted in 1997. NQSOs which have been held for six months and which are not already exercisable and not expired shall upon a "Change of Control" automatically become exercisable. Under the Employee Plan and the Premium Priced Plan, a Change of Control is defined as the occurrence of any of the following: (i) a business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is not the Surviving Organization (as defined herein); (ii) any business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is the Surviving Organization and such business combination occurred with an entity whose market capitalization prior to the transaction was greater than 50 percent of the Company's market capitalization prior to the transaction; (iii) the sale in a transaction or series of transactions of all or substantially all of the Company's assets; (iv) any "person" or "group" (within the meaning of Sections 13(d)and 14(d) of the Exchange Act) other than UniHealth, acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of 20 percent or more of the voting common stock of the Company and the beneficial ownership of the voting common stock of the Company owned by UniHealth at that date is less than or equal to the beneficial ownership interest of voting securities attributable to such other person or group; (v) a dissolution or liquidation of the Company; or
    (vi) the Company ceases to be subject to the reporting requirements of the Exchange Act as a result of a "going private transaction" (within the meaning of the Exchange Act). For purposes hereof, "Surviving Organization" shall mean any entity where the majority of the members of such entity's Board of Directors are persons who were members of the Company's Board of Directors prior to the merger, consolidation or other business combination and the senior management of the surviving entity includes all of the individuals who were the Company's executive management (the Company's chief executive officer and those individuals who report directly to the Company's chief executive officer) prior to the merger, consolidation or other business combination and such individuals are in at least comparable positions with such entity.

(2) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3) The NQSOs granted to the Named Executive Officers vest based on the Company achieving either specified earnings per share targets or a specified closing price for the Class B Common Stock. Fifty percent of the NQSOs vest if one of the targets is reached prior to November 20, 2000 and 100 percent of the NQSOs will vest if two of the targets are reached prior to November 20, 2000. Any NQSOs which are not vested by November 19, 2000 will automatically vest and immediately become exercisable as to all shares covered on November 20, 2000.

(4) The NQSOs granted to the Named Executive Officers become exercisable in four cumulative annual installments of 25 percent of the shares on the first anniversary of the date of grant and in subsequent installments of 25 percent on each anniversary of the date of grant.

(5) NQSOs vest if the Class B Common Stock reaches a closing price of $92.50 for 20 days (not necessarily consecutive) by October 6, 2000. If the closing price is not reached by October 6, 2000, the NQSOs expire.

(6) NQSOs vest if the Class B Common Stock reaches a closing price of $114.00 for 20 days (not necessarily consecutive) by October 6, 2002. If the closing price is not reached by October 6, 2002, the NQSOs expire.

(7) Options granted in exchange for options to purchase shares of FHP Common Stock. A portion of the options vested in June 1997 with the remaining options vesting in June 1998. Options automatically vest if executive is terminated without cause prior to July 1, 2000.

(8) Options granted in exchange for options to purchase shares of FHP Common Stock. Options vest in full on July 1, 1999. Options automatically vest if executive is terminated without cause prior to July 1, 2000.

(9) The dollar amounts in this table are the result of calculations at the five and 10 percent rates used to determine the potential realizable value of the stock options in the above table and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock prices. No assurances can be given that the stock prices will appreciate at these rates or experience any appreciation at all.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 1997 and unexercised options held as of December 31, 1997.


                                                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                        SHARES                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                       ACQUIRED                       OPTIONS AT FY-END                   AT FY-END
                          ON         VALUE       ----------------------------    ----------------------------
        NAME           EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           --------    ----------    -----------    -------------    -----------    -------------
Alan R. Hoops
  Class A............       --     $       --       72,000              --       $3,191,000        $    --
  Class B............   10,000     $  762,750      159,250         493,750       $2,439,500        $    --
Jeffrey M. Folick
  Class A............    3,000     $  204,625           --              --       $       --        $    --
  Class B............   27,396     $1,308,902      144,750         367,500       $  179,594        $    --
Wayne B. Lowell
  Class A............    9,500     $  597,000        5,000              --       $  209,375        $    --
  Class B............    5,600     $  384,200       96,375         211,625       $  368,125        $    --
Jon R. Wampler
  Class A............       --     $       --        7,250              --       $  255,063        $    --
  Class B............    9,750     $  582,813       74,325          36,625       $  315,375        $    --
Eric D. Sipf
  Class A............       --     $       --           --              --       $       --        $    --
  Class B............       --     $       --        5,172         164,468       $   18,257        $24,343


EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of the Named Executive Officers. Each agreement continues until the death, disability, misconduct or written notice of termination by either the Company or the Named Executive Officer. The agreements provide that each Named Executive Officer is entitled to his base salary, participation in all employee benefit programs, reimbursement for business expenses and participation in the MICP, LTPIP and the Employee Plan of the Company. The agreements also contain provisions that entitle each of the Named Executive Officers to receive severance benefits which are payable if the officer's employment with the Company is terminated for various reasons, including death, disability and termination following a change of ownership or control of the Company. Under the employment agreements for Messrs. Hoops, Folick and Wampler, a change of ownership or control would result from: (i) any merger, consolidation or sale such that any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of 20 percent or more of the voting common stock of the Company and the ownership interest of the voting common stock owned by UniHealth is less than or equal to the ownership interest of the voting common stock of such individual, entity or group; (ii) any transaction in which the Company sells substantially all of its material assets; (iii) a dissolution or liquidation of the Company; or (iv) the Company becomes a non-publicly held company. Under Mr. Sipf's employment agreement, a change of control resulted from the FHP Acquisition.


     In the event one of the above officers is terminated by the Company (other than for incapacity, disability, habitual neglect or gross misconduct) within 24 months of a change in ownership or control, the employment agreements provide for payment of base salary and certain benefits for 36 months in the case of Mr. Hoops, 24 months in the case of Messrs. Folick and Wampler and payment of benefits under the Company's MICP and LTPIP which will be deemed to have accrued to the termination date. Mr. Sipf's employment agreement provides for payment of base salary and certain benefits for 24 months. The contingent liability for severance payments that the Company would be required to make under the employment agreements (excluding amounts which may be payable under incentive plans and the value of certain benefits) would be approximately $2,610,600 to Mr. Hoops, $1,170,400 to Mr. Folick, $894,400 to Mr. Wampler and $563,100 to Mr. Sipf. In addition to the severance payment described in the previous sentence, under the terms of an amendment to Mr. Wampler's employment agreement, if Mr. Wampler is terminated without cause,

Mr. Wampler will be permitted to participate in the Company's Profit Sharing Plan and will be able to exercise his vested stock options for a two year period subsequent to termination. Pursuant to the terms of an agreement between the Company and Mr. Lowell, upon separation from the Company, Mr. Lowell will receive approximately $683,700 in severance payments, may receive benefits under the MICP and LTPIP, if paid, which will deemed to have accrued upon the date of separation and will continue to have his stock options vest through December 31, 1998.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation policies of PacifiCare Health Systems, Inc. (the "Company") are structured to link the compensation of the executive officers of the Company with enhanced shareholder value. Through the establishment of a short-term incentive plan and stock option plans, the Company seeks to align the financial interests of the executive officers with those of its shareholders.

EXECUTIVE COMPENSATION PHILOSOPHY

     In designing its compensation programs, the Company follows the belief that compensation should seek to reflect the value created for shareholders while supporting the business strategies and long-range plans of the Company and the markets the Company serves. In doing so, the compensation programs reflect the following themes:

     - A compensation program that stresses the Company's financial performance as well as individual performance.

     - An annual incentive plan, which generates a portion of compensation based on the achievement of specific performance goals, with superior performance resulting in total annual cash compensation at approximately the 75th percentile of competitive levels of companies with a similar business structure, size, and marketplace orientation.

     - Use of stock options linked to increases in shareholder value to reward and retain executive officers.

     The Compensation Committee (the "Committee") met seven times during 1997 to review and set the compensation of the executive officers of the Company consistent with the foregoing philosophy. The Committee retains the services of consulting firms which provide independent expertise on executive compensation matters to advise it on trends and issues related to the Company's executive compensation program.

EXECUTIVE COMPENSATION COMPONENTS

     The Company's executive compensation program is based on three components, each of which is intended to serve the overall compensation philosophy.

     Base Salary. Base salary is intended to be set at a level equal to approximately the 50th percentile of amounts paid to executive officers of companies with a similar business structure, size, and marketplace orientation. The Committee surveys health care, service-oriented and general industry companies to provide target salaries for the Company's executive officers, which are then adjusted based on an individual's responsibilities. Salaries of executive officers in excess of $200,000 are reviewed by the Committee at least on an annual basis.

     Annual Incentive Compensation. Under the 1996 Management Incentive Compensation Plan, (the "MICP"), annual incentive awards are granted upon the achievement by the executive officers of performance objectives established by the Committee and approved by the Company's shareholders. The performance objective for 1997 was growth in earnings per share ("EPS") and was stated in terms of minimum, target and maximum goals. Business unit specific financial measures, in addition to EPS, were established for some executive officers under the MICP. Achievement of each goal corresponds to an award equal to a specified percentage of an executive officer's salary as determined at the beginning of each year.

     Stock Options. Executive officers are eligible to receive periodic grants of non-qualified stock options, incentive stock options, stock payments (in lieu of cash compensation payments other than base salary) and stock appreciation rights (collectively, the "Awards") pursuant to the Company's 1996 Stock Option Plan for Officers and Key Employees (the "Employee Plan"). The Awards are intended to retain and motivate executive officers to improve long-term stock performance. Awards are granted at an exercise price at least equal to the fair market value of the underlying common stock at the date of grant. Stock options, generally, vest in installments over multiple years. To date, only non-qualified stock options have been granted pursuant to the Employee Plan. Prior to granting Awards, the Committee considers previous grants and stock ownership levels of executive officers and grants of stock options by competitors to their executive officers to ensure that Awards are consistent with competitive practices.

1997 ACTIONS

     In 1997, the Committee conducted a survey of companies of similar size and marketplace orientation of the Company in light of the Company's acquisition of FHP International Corporation. Based on this survey, the Committee reviewed the salaries of the Company's executive officers and consistent with the Company's philosophy of executive officers receiving base salaries at approximately the 50th percentile of companies of similar size and marketplace orientation, the Committee adjusted the salary of certain of the Company's executive officers.

     The Committee also reviewed the methods used to motivate and compensate the Company's executive officers for individual performance and achievement of the Company's long-range performance goals. Based on this analysis, the Company suspended use of its Long-Term Performance Incentive Plan ("LTPIP"). The Committee decided that stock options are a better motivator for long-term performance and is more closely aligned with long-term shareholder value. While the Committee suspended the LTPIP, two performance cycles remain outstanding under which executive officers may receive compensation if performance goals are achieved. Consistent with the Company's philosophy of aligning compensation with shareholder value, the Committee approved the Amended 1997 Premium Priced Stock Option Plan (the "Premium Priced Plan"). In 1997, the Committee granted stock options to purchase approximately 2.4 million shares of Class B Common Stock under the Premium Priced Plan. The Committee does not anticipate making any additional grants under the Premium Priced Plan, except for a possible grant of premium priced stock options to a new chief financial officer. The Premium Priced Plan is subject to shareholder approval and is described in a separate section of this proxy statement. See "The Proposals -- Approval of the Amended 1997 Premium Priced Stock Option Plan." The Committee approved only discretionary awards in 1997 to participants of the MICP with Eric Sipf being the only Named Executive Officer receiving an award under the MICP.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("Section 162(m)") limits the tax deduction to $1 million for compensation paid to the Company's most highly compensated executive officers, unless certain requirements are met. In response to the requirements of Section 162(m), the Committee administers the Employee Plan and the MICP and has obtained shareholder approval for each of these plans. The Committee also administers the Premium Priced Plan and is seeking shareholder approval at the 1998 Annual Meeting of Shareholders. The Committee believes that the Company is in compliance with Section 162(m) and it is the intent of the Committee to continue to comply with the requirements of Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.

CEO COMPENSATION

     Consistent with the philosophy of the Committee to set annual base salaries of executive officers at approximately the 50th percentile of companies of similar size, organization and marketplace orientation, the Committee and its consultants conducted a survey of salaries of chief executive officers of health care, service-oriented and general industry companies comparable to the Company giving effect to the impact on the Company of the FHP Acquisition. To retain the competitiveness of the salary of the chief executive officer and in light of the additional responsibilities assumed upon the acquisition of FHP, in January 1997, the Committee increased the annual base salary of Alan Hoops, the Company's President and Chief Executive Officer, from $660,000 to $860,000. Mr. Hoops received no increase in annual base salary for 1998 and no awards under the Company's MICP or LTPIP in 1997.

     Mr. Hoops received three grants of non-qualified stock options ("NQSOs") during 1997. In February 1997, Mr. Hoops was granted NQSOs under the Employee Plan to purchase 50,000 shares of the Company's Class B Common Stock at $83.75 per share (the fair market value of the stock at the time of grant). The February NQSOs vest upon achievement of certain EPS targets or achievement of a specified closing price prior to November 2000. All of the February NQSOs will automatically vest in November 2000 if the EPS targets or closing price are not achieved. The October grant under the Employee Plan consisted of Mr. Hoops receiving NQSOs to purchase 50,000 shares of Class B Common Stock at $67.00 per share (the fair market value of the stock at the time of grant). These NQSOs vest 25 percent per year following the first year of grant.

     Also in October 1997, Mr. Hoops received a grant of NQSOs to purchase 345,000 shares of Class B Common Stock under the Premium Priced Plan. Fifty percent of the options granted under the Premium Priced Plan vest if the closing price of the Class B Common Stock reaches $92.50, which is the exercise price, for a total of 20 days (which need not be consecutive) during any 12 month period prior to October 6, 2000. The remaining fifty percent vest if the closing price of the Class B Common Stock reaches $114.00, which is the exercise price, for a total of 20 days (which need not be consecutive) during any 12 month period prior to October 6, 2002. The first fifty percent of the options expire on October 6, 2000 if the $92.50 target closing stock price is not achieved and the remaining fifty percent expire on October 6, 2002 if the $114.00 target closing stock price is not achieved. If vested, the options expire on October 7, 2007, or if earlier, one year after termination of employment.

     The foregoing report has been furnished by:

                                          David R. Carpenter, Chairman
                                          Warren E. Pinckert II
                                          Lloyd E. Ross

                               PERFORMANCE GRAPH

     The following graph demonstrates the performance of the cumulative total return to the shareholders of the Company's Class B Common Stock during the previous five years in comparison to the cumulative total return on the Standard & Poor's Health Care Composite Index and Standard & Poor's 500 Stock Index.

                                       PACIFICARE
        Measurement Period             HEALTH SYS-        HEALTH CARE-
      (Fiscal Year Covered)               CL B                 500            S&P 500 INDEX
Sep-92                                      100                 100                 100
Sep-93                                   105.22               86.15                 113
Sep-94                                   223.88              104.12              117.17
Sep-95                                   202.99              149.28              152.02
Sep-96                                   258.21              195.54              182.93
Dec-96(1)                                275.39              193.81              196.63
Dec-97                                   169.19              278.53              262.23

(1) In February 1997, the Company's Board of Directors changed its fiscal year from September 30 to December 31, accordingly, the Performance Graph includes the cumulative total return to shareholders of the Company's Class B Common Stock as of the three month transition period ended December 31, 1996.

                           COMPENSATION OF DIRECTORS

CASH COMPENSATION

     Directors who are not full-time employees of the Company receive, as compensation for their services, an annual retainer of $25,000, $1,200 for each PacifiCare Board of Directors meeting attended or each Board of Directors committee meeting attended and a telephone meeting fee equal to one-half the fee paid for a Board of Directors meeting or Board committee meeting, as the case may be. The Chairman of the Board and Chairmen of committees receive an additional 200 percent of the amount paid for attendance at meetings for each Board of Directors or committee meeting attended. In 1996, the Board of Directors determined that each Director must own a minimum amount of the Company's Common Stock. For Directors who do not own the required amount of Common Stock, the annual retainer is adjusted to assist such Directors in achieving such ownership levels.

STOCK OPTION PLAN

     Under the Company's Amended 1996 Non-Officer Directors Stock Option Plan (the "Directors Plan") non-officer Directors of the Company who are not eligible to receive awards under the Employee Plan are automatically granted NQSOs to purchase 5,000 shares of Class B Common Stock on December 31 of each year; provided that, during the preceding 12 months, the director served on the Board of Directors and was not eligible to receive awards under the Employee Plan. The Directors Plan also provides for the automatic grant of NQSOs to purchase 10,000 shares of Class B Common Stock upon being elected to the Board of Directors. Currently, no more than 390,000 shares of Class B Common Stock are available for NQSOs under the Directors Plan.

     The exercise price of the shares of Class B Common Stock subject to any NQSO granted under the Directors Plan is 100 percent of the fair market value of the underlying common stock on the date of grant. NQSOs granted under the Directors Plan vest in four cumulative annual installments of 25 percent of the shares of Class B Common Stock covered by each NQSO beginning on the first anniversary of the date of the grant.

     NQSOs granted under the Directors Plan may not be exercised after the earlier of: (i) the expiration of 10 years and one day from the date the NQSO was granted; (ii) the expiration of one year from the time the optionee voluntarily ceases to serve as a director of the Company; and (iii) the expiration of one year from the date an optionee ceases to serve as a director of the Company by reason of disability or death. In addition, the Directors Plan provides for an automatic and immediate acceleration of the vesting of all NQSOs granted under the Directors Plan that have been held for at least six months upon the occurrence of a Change of Control (as defined in the Employee Plan).

     During 1997, Messrs. Carpenter, Leary, Pinckert, Reed and Ross and Ms. Smith were each granted NQSOs to purchase 5,000 shares of Class B Common Stock. Also during 1997, upon being elected to the Board of Directors, Messrs. Anderson, Beam, Burdge and Call were granted NQSOs to purchase 10,000 shares of Class B Common Stock.

                              CERTAIN TRANSACTIONS

     The Company and its subsidiaries purchased health care services from hospitals owned and managed by UniHealth totaling $82.8 million for the year ended December 31, 1997. UniHealth purchased health care coverage from the Company and its subsidiaries in the amount of $2.5 million for the year ended December 31, 1997. Amounts receivable from UniHealth were $0.2 million at December 31, 1997.

     Joseph S. Konowiecki, the Secretary and General Counsel of the Company, is the sole shareholder of Joseph S. Konowiecki, a Professional Corporation, a California professional corporation, which is a partner of the law firm of Konowiecki & Rank. The Company purchased legal services from Konowiecki & Rank in the amount of $5.5 million for the year ended December 31, 1997. The amount payable to Konowiecki & Rank at December 31, 1997 was $0.5 million.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's Officers and Directors, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, Directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its Executive Officers, Directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1997, except for John E. Kao who did not file his initial report on a timely basis and Stephen A. Lindstrom and Patrick E. Feyen who each did not file a report for one transaction on a timely basis.

                                 THE PROPOSALS

                                APPROVAL OF THE
                 AMENDED 1997 PREMIUM PRICED STOCK OPTION PLAN
                             (ITEM 2 ON PROXY CARD)

     The Board of Directors proposes that the shareholders approve the Amended 1997 Premium Priced Stock Option Plan of PacifiCare Health Systems, Inc. (the "Premium Priced Plan"). The following is a summary of the material provisions of the Premium Priced Plan which should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Premium Priced Plan which is attached hereto as Exhibit A.

DESCRIPTION OF THE PREMIUM PRICED PLAN

     Under the Premium Priced Plan, certain executive officers of the Company were granted non-qualified stock options to purchase an aggregate of 2,375,000 shares of Class B Common Stock on October 6, 1997. No participant received options to purchase more than 400,000 shares. The maximum number of shares available to grant under the Premium Priced Plan is 2,600,000 shares. Options granted under the Premium Priced Plan vest in two installments. Fifty percent of the options granted under the Premium Priced Plan vest if the closing price of the Class B Common Stock reaches $92.50, which is the exercise price, for a total of 20 days (which need not be consecutive) during any 12 month period, prior to October 6, 2000. The remaining fifty percent vest if the closing price of the Class B Common Stock reaches $114.00, which is the exercise price, for a total of 20 days (which need not be consecutive) during any 12 month period, prior to October 6, 2002. The first fifty percent of the options expire on October 6, 2000 if the $92.50 target closing stock price is not achieved and the remaining fifty percent expire on October 6, 2002 if the $114.00 target closing stock price is not achieved. If vested, the options expire on October 7, 2007, or if earlier, one year after termination of employment other than for cause. In 1997, 15 executive officers of the Company participated in the Premium Priced Plan. Options granted in 1997 to the Company's executive officers are subject to shareholder approval. If shareholder approval is not obtained, the options will become void. The Compensation Committee does not anticipate making any additional grants under the Premium Priced Plan, except for a possible grant of premium priced stock options to a new chief financial officer.

     The Premium Priced Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which consists of members of the Board of Directors who are both "disinterested persons" as that term is defined in Rule 16b-3 promulgated under the Exchange Act and "outside directors" as defined for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). The Committee has the power to interpret the Premium Priced Plan, the options granted pursuant thereto and to adopt such rules as may be necessary to interpret, regulate or administer the Premium Priced Plan.

     Upon a Change of Control, options issued under the Premium Priced Plan which have been held by an optionee for at least six months shall become exercisable immediately upon the effective date of a Change of Control.

     A vested option is exercisable by written notice to the Secretary or Chief Financial Officer of the Company accompanied by the full purchase price for the option. The purchase price may be paid in cash, or with the consent of the Committee, by tender of shares of any class of the Company's common stock owned by the optionee or through any program approved by the Company whereby the underlying stock is sold simultaneously upon exercise and the exercise price is paid from the proceeds or any combination thereof. Shares of any class of the Company's common stock tendered in exercise of options are valued at their fair market value on the date of delivery to the Company.

     During 1997, the following individuals and groups were granted options under the Premium Priced Plan: Mr. Hoops, 345,000 shares; Mr. Folick, 235,000 shares; Mr. Lowell, 185,000 shares; and Mr. Sipf, 140,000 shares; all eligible executive officers as a group (15 persons), 2,375,000 shares (which represented all options granted). The aggregated market value of the shares of Class B Common Stock underlying these outstanding options as of December 31, 1997 was $124,390,625. All of these options were granted subject to stockholder approval of the Premium Priced Plan.

REASON FOR PROPOSAL

     The Compensation Committee has approved the Premium Priced Plan. The purposes of the Premium Priced Plan are to further the growth, development and financial success of the Company by providing incentives to certain of its executive officers who have been given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success and to enable the Company to retain the services of executive officers considered essential to the long-range success of the Company and to further link the compensation of these executive officers to the long-range increase in shareholder value.

     The Premium Priced Plan is being submitted to the holders of Class A Common Stock for approval at the Annual Meeting to satisfy the requirements of Section 162(m) of the Code. Options granted to eligible executive officers in 1997 under the Premium Priced Plan are subject to approval of the Premium Priced Plan by holders of the Class A Common Stock. If approval is not obtained from the holders of the Class A Common Stock, options granted under the Premium Priced Plan will become void.

FEDERAL INCOME TAX CONSEQUENCES

     There will be no federal income tax consequences to either an officer or the Company on the grant of an NQSO. On the exercise of a NQSO, an officer will have taxable ordinary income equal to the excess of the fair market value of the shares of Class B Common Stock received on the exercise date over the option price of the shares. Subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a reporting obligation, the Company will generally be entitled to a tax deduction in an amount equal to such excess. Any ordinary income realized by an officer upon exercise of a NQSO will increase his tax basis in the Class B Common Stock thereby acquired. Upon the sale of the Class B Common Stock acquired by exercise of a NQSO, an officer will realize long-term, mid-term or short-term capital gain or loss depending upon his holding period for such stock.

     An officer who surrenders shares of common stock in payment of the exercise price of a NQSO will not recognize gain or loss on his surrender of such shares, but will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, the number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

     If the Company delivers cash to an officer pursuant to a cashless exercise program, the officer will recognize ordinary income equal to the cash difference between the cash proceeds paid and the fair market value as of the date of exercise of the options. An amount equal to any such ordinary income will be deductible by the Company, provided it complies with applicable reporting requirements.

     The Premium Priced Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not required to be qualified under 401(a) of the Code.

                  RELATIONSHIP OF CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors selects the independent certified public accountants for the Company each year. Ernst & Young LLP has acted in this capacity since 1984 and is expected to continue for 1998.

     In connection with its audit functions, Ernst & Young LLP audited the Company's consolidated financial statements for the year ended December 31, 1997, the three-month transition period ended December 31, 1996, and the fiscal years ended September 30, 1996 and 1995.

     Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, may make a statement if they so desire, and will be available to respond to appropriate questions. If possible, such questions should be submitted in writing to the Company, at least 10 days prior to the Annual Meeting, at P.O. Box 25186, Santa Ana, California 92799-5186, Attention: Mr. David K. Erickson, Director, Investor Relations.

                OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     At the time this Proxy Statement was published, the Board of Directors knew of no other matters constituting a proper subject for action by the shareholders which would be presented at the Annual Meeting. However, if any other business should come before the meeting for shareholder action, the persons acting under proxies in the enclosed Proxy Card will vote thereon in accordance with their best judgment.

                            SHAREHOLDERS' PROPOSALS

     Shareholders desiring to submit proposals for consideration by the shareholders at the 1999 Annual Meeting of Shareholders are advised that their proposals must be received by the Company no later than December 31, 1998 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals should be submitted in writing to Mr. David
K. Erickson, Director, Investor Relations, P.O. Box 25186, Santa Ana, California 92799-5186.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of the solicitation of proxies of holders of Class A Common Stock, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to its stockholders. The Company has engaged the firm of Georgeson & Company, Inc. ("Georgeson") to assist it in the distribution and solicitation of proxies and has agreed to pay Georgeson a fee of $6,500 plus expenses for its services. Copies of the solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Class A Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Class A Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, letter or personal solicitation by the Company's Directors, officers or employees and by Georgeson. No additional compensation will be paid to Directors, officers or employees for such services.

     NOTE: UPON WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT P.O. BOX 25186, SANTA ANA, CALIFORNIA 92799-5186, ATTENTION:
INVESTOR RELATIONS DEPARTMENT. THE REQUEST MUST INCLUDE REPRESENTATION BY THE SHAREHOLDER THAT, AS OF APRIL 27, 1998, SAID SHAREHOLDER WAS A SHAREHOLDER OF THE COMPANY ON SUCH DATE.

                                          By order of the Board of Directors

                                          [SIG]

                                          Joseph S. Konowiecki
                                          Secretary

                                   EXHIBIT A

                 AMENDED 1997 PREMIUM PRICED STOCK OPTION PLAN

     The Company hereby adopts this Amended 1997 Premium Priced Stock Option Plan of PacifiCare Health Systems, Inc., (the "Plan"), subject to shareholder approval. The purposes of this Plan are as follows:

          (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its officers who have been or will be given responsibility for the management or administration of the Company's business affairs.

          (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial personnel considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock.

                                   ARTICLE I

                                  DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

     SECTION 1.1  Board

     "Board" shall mean the Board of Directors of the Company.

     SECTION 1.2  Chief Financial Officer

     "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

     SECTION 1.3  Class A Common Stock

     "Class A Common Stock" shall mean the Class A Common Stock of the Company, par value $.01 per share.

     SECTION 1.4  Class B Common Stock

     "Class B Common Stock" shall mean the Class B Common Stock of the Company, par value $.01 per share.

     SECTION 1.5  Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     SECTION 1.6  Committee

     "Committee" shall mean the Committee of the Board of Directors of the Company as defined in Section 6.1 hereof.

     SECTION 1.7  Common Stock

     "Common Stock" shall mean either or both, as the context requires, the Class A Common Stock and the Class B Common Stock.

     SECTION 1.8  Company

     "Company" shall mean PacifiCare Health Systems, Inc., a Delaware corporation.

     SECTION 1.9  Director

     "Director" shall mean a member of the Board.

     SECTION 1.10  Employee

     "Employee" shall mean any employee (as defined in accordance with the Treasury Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company, or of any corporation which is then a Subsidiary or a consultant who is providing bona fide services to the Company, whether such employee is so employed, or such consultant is retained, at the time this Plan is adopted or becomes so employed or retained subsequent to the adoption of this Plan.

     SECTION 1.11  Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     SECTION 1.12  Fair Market Value

     The "Fair Market Value" of a share of the Company's Common Stock on the date such determination is made shall mean: (i) the closing price of such share on the principal exchange on which the shares of Common Stock are then trading, if any, on such date, or, if shares of such stock were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System), or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

     SECTION 1.13  Nasdaq

     "Nasdaq" shall mean the National Association of Securities Dealers Inc. Automated Quotation System.

     SECTION 1.14  Officer

     "Officer" shall mean an officer of the Company (including, without limitation, the Chairman and Vice Chairman of the Board) or any corporation which is then a Subsidiary, whether such Officer becomes an Officer at the time this Plan is adopted or subsequent to the adoption of the Plan.

     SECTION 1.15  Option

     "Option" shall mean a non-qualified stock option to purchase shares of the Class B Common Stock of the Company granted under this Plan.

     SECTION 1.16  Parent Corporation

     "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     SECTION 1.17  Participant

     "Participant" shall mean an Officer who is selected by the Committee to receive an Option.

     SECTION 1.18  Plan

     "Plan" shall mean this Amended 1997 Premium Priced Stock Option Plan.

     SECTION 1.19  Pronouns

     The masculine pronoun shall include the feminine and neuter and the singular shall include plural, where the context so indicates.

     SECTION 1.20  Regulations

     "Regulations" shall mean final, temporary or proposed regulations promulgated under the Code.

     SECTION 1.21  Secretary


     "Secretary" shall mean the Secretary of the Company.


     SECTION 1.22  Subsidiary


     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


     SECTION 1.23  Termination of Employment


     "Termination of Employment" shall mean: (i) the time when the Participant ceases to be an Employee or Officer of the Company or a Subsidiary for any reason, including, but not limited to, a termination by resignation, discharge, death or retirement, and with respect to a Participant who becomes a consultant, the time when such consultant is no longer retained by the Company or any Subsidiary of the Company, but excluding terminations where there is a simultaneous reemployment or reappointment of the Participant as an Employee or Officer by the Company or a Subsidiary; or (ii) with respect to a Participant who is an Employee or Officer of a Subsidiary, the time when such Subsidiary ceases to be a Subsidiary of the Company. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not limited to, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

     SECTION 2.1  Shares Subject to Plan

     The shares of stock subject to Options shall be shares of the Company's Class B Common Stock. The aggregate number of such shares which may be subject to Options granted under the Plan shall be 2,600,000 shares of Class B Common Stock.

     The maximum number of Options available for grant to any Participant during any fiscal year shall not exceed 400,000, subject to adjustment as provided herein.

     SECTION 2.2  Changes in Company's Shares

     In the event that the outstanding shares of Class B Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or (subject to Section 7.2 hereof) of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding shares of Class B Common Stock or similar transactions, proportionate adjustments shall be made by the Committee in the number and kind of shares which are subject to Options, including adjustments of the limitations contained herein on the maximum number and kind of shares which may be subject to Options under the Plan.

                                  ARTICLE III

                              GRANTING OF OPTIONS

     SECTION 3.1  Eligibility

     Any Officer or key Employee of the Company or of any corporation which is then a Subsidiary shall be eligible to be granted Options, except as otherwise provided herein.

     SECTION 3.2  Granting of Options

     (a) The Committee shall in its absolute discretion:

          (i) Determine which Officers or key Employees as in its opinion should be granted Options;

          (ii) Determine the number of shares to be subject to such Options granted to such selected Officer or key Employee;

          (iii) Determine the terms and conditions of such Options, consistent with the Plan;

          (iv) Grant Options to the individual who is hired as the Company's new financial officer with such terms and conditions, as the Committee may determine consistent with this Plan.

     (b) Upon the selection of an Officer or key Employee to be granted an Option, the Committee shall, by resolution, set forth the terms and conditions of the Option, and instruct the Secretary or Chief Financial Officer to issue such Option.

                                   ARTICLE IV

                                TERMS OF OPTIONS

     SECTION 4.1  Option Price

     The exercise price per share of the shares subject to each Option shall be set by the Committee; provided, however, that the exercise price per share shall in all cases be greater than 100 percent of the Fair Market Value of such shares on the date such Option is granted.

     SECTION 4.2  Commencement of Exercisability

     (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

     (b) Subject to the provisions of Section 4.2(a), 4.2(c) and 7.2, Options shall become exercisable in two installments as follows:

          (i) The first installment shall consist of 50 percent of the shares covered by the Option and shall become exercisable if, within three years from October 6, 1997, the Class B Common Stock achieves a last reported sales price, as reported by Nasdaq, of at least $92.50 for 20 days (not necessarily consecutive) during any 12 month period.

          (ii) The second installment shall consist of the remaining 50 percent of the shares covered by the Option and shall become exercisable if, within five years from October 6, 1997, the Class B Common Stock achieves a last reported sales price, as reported by Nasdaq, of at least $114.00 for 20 days (not necessarily consecutive) during any 12 month period.

     (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

     (d) The installments provided for in clause (b) shall be cumulative; each such installment which becomes exercisable pursuant to clause 4.2(b) shall remain exercisable until such installment becomes unexercisable under Section 4.3.

     SECTION 4.3  Expiration of Options

     (a) Fifty percent of the Options shall expire on October 6, 2000, if the $92.50 stock price is not achieved for 20 days (not necessarily consecutive) by such date.

     (b) The remaining 50 percent of the Options shall expire on October 6, 2002 if the $114.00 stock price is not achieved for 20 days (not necessarily consecutive) by such date.

     (c) No Option may be exercised to any extent by anyone after the first to occur of the following events:

          (i) The expiration of ten years and one day from the date the Option was granted;

          (ii) The expiration of one year from the date of Participant's Termination of Employment for any reason other than cause, including Participant's death or disability;

          (iii) Participant's Termination of Employment for cause; or

          (iv) The expiration of the Options pursuant to subsection (a) or (b) above.

     For purposes of this Section 4.3, "disabled" shall mean a medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months and which renders the Participant substantially unable to function as an Officer or Employee of the Company or a Subsidiary.

     SECTION 4.4  Employment of Participant

     Nothing in this Plan or in any stock option agreement shall confer upon any Participant any right to continue in the employ of, or be retained by the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and Subsidiaries, which are hereby expressly reserved, to discharge any Participant, or to terminate the services of any consultant, at any time for any reason whatsoever, with or without cause.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

     SECTION 5.1  Person Eligible to Exercise

     During the lifetime of the Participant, only he, his guardian, legal representative or other person approved by the Committee in its sole discretion and described in the terms of the agreements documenting such Option may exercise an Option granted to him, or any portion thereof. After the death of the Participant, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Article IV or Section 7.2, be exercised by his personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

     SECTION 5.2  Partial Exercise

     At any time and from time to time prior to the time when any Option or exercisable portion thereof becomes unexercisable under Article IV or Section 7.2, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

     SECTION 5.3  Manner of Exercise

     An Option, or portion thereof, may be exercised solely by delivery to the Chief Financial Officer or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.3 or
Section 7.2:

     (a) Notice in writing by the Participant or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee;

     (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised;

          (ii) With the consent of the Committee, shares of any Class of the Company's Common Stock owned by the Participant either duly endorsed for transfer to the Company or duly attested as to ownership with a Fair Market Value (as determinable under Section 1.12) on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised (which shares shall be owned by the Participant for more than six months at the time they are delivered);

          (iii) With the consent of the Committee (and provided the use of the following procedure by a Participant would not violate Rule 16(b) under the Exchange Act), delivery to the Company of (x) irrevocable instructions to deliver the stock certificates representing the shares for which the Option is being exercised directly to a broker, and (y) instructions to the broker to sell such shares and promptly deliver to the Company the portion of the sole proceeds equal to the aggregate Option exercise price;

          (iv) With the consent of the Committee, any other form of cashless exercise permitted under Section 5.4 hereof; or

          (v) Any combination of the consideration provided in the foregoing subsections (i), (ii), (iii) and (iv).

     (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (d) In the event that an Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

     SECTION 5.4  Cashless Exercise Procedures

     The Company, in its sole discretion, may establish procedures whereby a Participant, subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the Option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion and from time to time, such administrative procedures and policies as its deems appropriate and such procedures and policies shall be binding on any participant wishing to utilize the cashless exercise program.

     SECTION 5.5  Conditions to Issuance of Stock Certificates

     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary and advisable;

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

     (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

     SECTION 5.6  Rights as Stockholders

     The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares receivable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

     SECTION 5.7  Transfer Restrictions

     The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares receivable upon the exercise of an Option, as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares.

                                   ARTICLE VI

                                 ADMINISTRATION

     SECTION 6.1 -- Duties and Powers of Committee

     (a) The Plan shall be administered by a committee of the Board consisting of two or more members of the Board, selected by the Board, all of which members may be both a "Non-Employee Director" as defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Exchange Act, and an "Outside Director" as defined for purposes of Section 162(m) (or any successor provision) of the Code and the Regulations promulgated thereunder. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

     (b) No Option granted hereunder shall be exercisable unless and until evidenced by a written stock option agreement, which shall be executed by the participant and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the Participant during normal business hours at the principal office of the Company) and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

     SECTION 6.2  Majority Rule

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instruments signed by a majority of the Committee.

     SECTION 6.3 -- Compensation; Professional Assistance; Good Faith Actions

     Members of the Committee shall not receive compensation for their services as members but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1  Adjustments in Outstanding Options

     In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or (subject to Section 7.2 hereof) of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding shares of Common Stock or similar transactions, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Participant's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option or the unexercised portion of an Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the exercise price per share, provided, however, that each such adjustment shall be made in such manner as not to constitute: (i) a "material modification" to any Option intended to qualify for treatment as an "existing binding contract" in each case within the meaning of
Section 162(m)(4)(D) of the Code; or (ii) a cancellation and reissuance of a non-qualified stock option for purposes of 162(m) of the Code, or the Regulations promulgated thereunder, to the extent that such reissuance would result in the grant of such Options in excess of the maximum permitted to be granted to any Participant in any fiscal year. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.

     SECTION 7.2  Merger, Consolidation, Acquisition, Liquidation or Dissolution

     a. Notwithstanding anything to the contrary in Section 4.2(a), Section 4.2(b) or any vesting provisions of any Option, any outstanding under the Plan which has been held for at least six months shall become exercisable immediately upon the effective date of a "Change of Control." As used in this Section 7.2, the term "Change of Control" shall mean the occurrence of any of the following:
(i) a business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is not the Surviving Organization; (ii) any business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is the Surviving Organization and such business combination occurred with an entity whose market capitalization prior to the transaction was greater than 50 percent of the Company's market capitalization prior to the transaction; (iii) the sale in a transaction or series of transactions of all or substantially all of the Company's assets; (iv) any "person" or "group' (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than UniHealth, a California non-profit public benefit corporation ("UniHealth"), acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of 20 percent or more of the voting common stock of the Company and the beneficial ownership of the voting common stock of the Company owned by UniHealth at that date is less than or equal to the beneficial ownership interest of voting securities attributable to such other person or group; (v) a dissolution or liquidation of the Company; or (vi) the Company ceases to be subject to the reporting requirements of the Exchange Act as a result of a "going private transaction" (within the meaning of the Exchange Act). For purposes hereof, "Surviving Organization" shall mean any entity where the majority of the members of such entity's Board of Directors are persons who were members of the Company's Board of Directors prior to the merger, consolidation or other business combination, and the senior management of the surviving entity includes all of the individuals who were the Company's executive management (the Company's chief executive officer and those individuals who report directly to the Company's chief executive officer) prior to the merger, consolidation or other business combination and such individuals are in at least comparable positions with such entity.

     b. The Committee may make such determinations and interpretations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with a Change in Control and acceleration of exercisability. All such determinations and interpretations by the Committee shall be conclusive.

     c. Each Participant shall receive at least 10 days' notice prior to the effective date of the Change of Control that their Options will be exercisable upon the effective date of the Change of Control, and the officers of the Company shall make adequate provisions to permit all Participants to exercise their Options as of the effective date of the Change of Control.

     SECTION 7.3  Options Not Transferable

     Except as otherwise provided by the Committee, no Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.3 shall prevent transfers by will or by the applicable laws of descent and distribution or by other methods to any approved person pursuant to Section 5.1.

     SECTION 7.4  Withholding Tax Liability

     (a) A holder of an Option granted hereunder may elect to deliver shares to the Company or have the Company withhold shares otherwise issuable upon the exercise of an Option in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided: (i) the Board or, if so designated, the Committee, shall not have revoked its advance approval of the holder's share withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date").

     (b) A share withholding election shall be deemed made when written notice of such election, signed by the holder of the Option, has been delivered or transmitted by registered or certified mail to the Secretary or Chief Financial Officer of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have shares withheld.

     (c) Upon exercise of an Option by a holder, the Company shall transfer the total number of shares of Class A Common Stock or Class B Common Stock of the Company subject to the Option to the holder on the date of exercise, less any shares the holder elects to withhold.

     SECTION 7.5  Amendment, Suspension or Termination of the Plan

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment may be effective that is not subject to the approval of the stockholders of the Company if stockholder approval would be required under
Section 162(m) of the

Code, or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of an Option, impair any rights or obligations under any Option heretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 7.6. The Committee may amend or otherwise modify any Option (either individually or as a group) from time to time, but no amendment or modification shall, without the consent of the holder of such Option, impair any rights or obligations of such Option.

     SECTION 7.6  Approval of Plan by Stockholders

     The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan and as determined necessary or desirable for actions taken pursuant to Section 7.5. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further, that if such approval has not been obtained at the end of said 12 month period, all Options previously granted under the Plan shall thereupon be cancelled and become null and void.

     SECTION 7.7  Effect of Plan Upon Other Incentive and Compensation Plans

     The adoption of this Plan shall not affect any other compensation or incentive plan in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary:

          (i) to establish any other forms of incentives or compensation for Officers or Employees of the Company or any Subsidiary; or

          (ii) to grant or assume Options otherwise than under this Plan in connection with any proper corporate purpose, including, but not limited to, the grant or assumption of options or stock appreciation rights in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

     SECTION 7.8  Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

PROXY

                        PACIFICARE HEALTH SYSTEMS, INC.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned holder of Class A Common Stock acknowledges receipt of a copy of the Annual Report and the Proxy Statement, dated April 28, 1998, and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs. Terry Hartshorn and Alan Hoops, and each of them, as proxies, each of them with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, cumulatively or otherwise as designated below, all the shares of Class A Common Stock held of record by the Undersigned on April 27, 1998 at the Annual Meeting of Shareholders to be held on June 25, 1998 or any adjournment thereof.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                              Please mark
                                                              your vote as  [X]
                                                              indicted in
                                                              this example

                                                 FOR                  WITHHOLD
                                          THE NOMINEE LISTED         AUTHORITY
                                         (Except as indicated       to vote for
1.  ELECTION OF DIRECTORS                  to the contrary)          ALL below
    Nominees:  Jack R. Anderson                  [ ]                    [ ]
               Terry O. Hartshorn
               Warren E. Pinckert II
               Jean Bixby Smith


(Instruction: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.)



2.  APPROVAL OF THE AMENDED 1997 PREMIUM            FOR     AGAINST     ABSTAIN
    PRICED STOCK OPTION PLAN                        [ ]       [ ]         [ ]

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

4.  If you plan to attend the Annual Meeting, please check here: [ ]

                 PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature(s)__________________________________________________ Date_______, 1998

Please sign exactly as your name appears on the proxy. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-------------------------- < FOLD AND DETACH HERE > ----------------------------

                             NOTICE TO PARTICIPANTS
                                     IN THE
                         FHP INTERNATIONAL CORPORATION
                              401(K) SAVINGS PLAN

Ladies and Gentlemen:

     As a participant in the FHP International Corporation 401(k) Savings Plan (the "Plan"), you have certain rights in the Class A Common Stock and the Class B Common Stock of PacifiCare Health Systems, Inc. (the "Company"). Participants with rights in the Class A Common Stock are entitled to exercise "voting rights" as described below.

     At the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held at the PacifiCare Health Systems Learning and Conference Center, 3515 Harbor Blvd., Costa Mesa, California 92626 on Thursday, June 25, 1998 at 10:00 a.m., Pacific Daylight Savings Time, the Company's shareholders will be asked to consider and vote upon the following matters:

     (1) To elect four Directors of the Company;

     (2) To approve the Amended 1997 Premium Priced Stock Option Plan of PacifiCare Health Systems, Inc. (the "Premium Priced Plan"); and

     (3) To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Proxy Statement is being mailed to Plan participants who have rights in the Company's Class A Common Stock and Class B Common Stock. Only participants with rights in the Class A Common Stock are entitled to exercise voting rights and will receive a Voting Instruction Card. The Proxy Statement is being mailed to participants with rights in the Class B Common Stock for informational purposes only.

     Wells Fargo Bank is the trustee (the "Trustee") of the Plan and holds all shares of the Company's Class A Common Stock and Class B Common Stock now in the Plan. The Plan requires the Trustee to solicit voting instructions from you and to vote the shares of Class A Common Stock in accordance with your instructions. Under the Plan, you are designated as a "named fiduciary" for voting purposes and as a named fiduciary, you are entitled to instruct the Trustee as to how to vote all shares of Class A Common Stock allocated to your Plan account. You may direct the Trustee to vote all shares of Class A Common Stock allocated to your Plan account by completing, signing and returning the enclosed Voting Instruction Card.

     You should understand that by signing and returning the enclosed Voting Instruction Card, you are accepting the designation as a named fiduciary of the Plan. Accordingly, you should exercise your voting rights prudently.

CONFIDENTIAL INSTRUCTIONS

     For your information, as explained in the attached Proxy Statement, the Board of Directors recommends a vote FOR election of the four Directors nominated by the Board of Directors and FOR approval of the Premium Priced Plan. However, the Trustee makes no recommendation with respect to your voting decisions. IN YOUR COMPLETE DISCRETION, YOU MAY FOLLOW THE COMPANY'S BOARD OF DIRECTORS' RECOMMENDATIONS OR YOU MAY VOTE DIFFERENTLY ON ANY OR ALL ISSUES. As provided in the Plan, your voting instructions will be kept confidential and will not be disclosed by the Trustee to any person, except as may be necessary to tabulate your voting instructions.

COMPLETE YOUR VOTING

     ChaseMellon Shareholder Services has been asked to receive and tabulate your voting instructions on behalf of the Trustee. In order for your voting instructions to the Trustee to be effective, you must complete, sign and date the enclosed Voting Instruction Card and return it to ChaseMellon Shareholder Services in the enclosed pre-addressed envelope. Your Voting Instruction Card must be received no later than the close of business on June 22, 1998.

HOW THE VOTES ARE COUNTED

     IF THE TRUSTEE RECEIVES A VOTING INSTRUCTION CARD FROM YOU ON TIME, IT WILL VOTE THE SHARES OF CLASS A COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT AS YOU INSTRUCT. IF THE TRUSTEE DOES NOT RECEIVE A VOTING INSTRUCTION CARD FROM YOU ON TIME, THE TRUSTEE WILL VOTE THE SHARES OF CLASS A COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT IN ACCORDANCE WITH THE INSTRUCTIONS OF THE OTHER PARTICIPANTS WHO PROVIDE TIMELY VOTING INSTRUCTIONS TO THE TRUSTEE. IF YOU SIGN AND TIMELY RETURN A VOTING INSTRUCTION CARD WITHOUT INDICATING A VOTE, THE TRUSTEE WILL VOTE THE SHARES OF CLASS A COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT IN ACCORDANCE WITH THE COMPANY'S BOARD OF DIRECTORS' RECOMMENDATIONS LISTED ABOVE.

     Attached is a Proxy Statement which provides you with a detailed description of, among other things, the Annual Meeting, the nominees for Directors and the Premium Priced Plan. Please complete, sign and date the accompanying Voting Instruction Card and return it in the enclosed envelope, which requires no postage.

                                          WELLS FARGO BANK (Trustee)

Dated: April 28, 1998

                         VOTING INSTRUCTIONS TO TRUSTEE
             FOR THE ANNUAL MEETING OF SHAREHOLDERS --JUNE 25, 1998

       THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS FROM PARTICIPANTS IN
              THE FHP INTERNATIONAL CORPORATION 401(k) SAVINGS PLAN


The undersigned Participant in The FHP International Corporation 401(k) Savings Plan (the "Plan") hereby instructs Wells Fargo Bank ("Trustee"), to vote all shares of Class A Common Stock of PacifiCare Health Systems, Inc. (the "Company") allocated to the accounts of the undersigned under the Plan, and to act in its discretion upon such other business as may properly come before, and to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 25, 1998, or any adjournment thereof.

        PLEASE CAREFULLY REVIEW THE ENCLOSED NOTICE TO PLAN PARTICIPANTS
                     BEFORE COMPLETING AND MAILING THIS CARD

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                          (REVERSE OF INSTRUCTION CARD)

------- -------------------
   X    PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.
------- -------------------




                 FOR ALL NOMINEES           WITHHOLD
                Listed below (Except      AUTHORITY to
                 as indicated to          vote for all
                  the contrary          nominees listed
                     below.)                 below

1.  Election of      [ ]                     [ ]
    Directors.


(INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.)


Jack R. Anderson   Terry O. Hartshorn   Warren E. Pinckert II   Jean Bixby Smith





                                  FOR            AGAINST             ABSTAIN


2.  Proposal to approve            [ ]             [ ]                  [ ]
    Amended 1997 Premium
    Priced Stock Option Plan.

3. In its discretion, the Trustee may vote upon such other matters as may properly come before the meeting.


IF THIS CARD IS PROPERLY EXECUTED,  THE TRUSTEE WILL
VOTE  IN  THE   MANNER   DIRECTED   HEREIN   BY  THE
UNDERSIGNED  STOCKHOLDER,  IF NO  DIRECTION IS MADE,
THE TRUSTEE WILL VOTE FOR PROPOSALS 1 THROUGH 3.




SIGNATURE(S)____________________________________________________________________

                                      DATE________________________________, 1998

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS AT THE LEFT. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FILL TITLE AS SUCH.